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Exhibit 21

                           Kendle International Inc.
                                Subsidiary List

Subsidiary                                  Jurisdiction of Organization
----------                                  ----------------------------
Kendle U.K. Inc.                            Ohio

Kendle GmbH                                 Germany

Kendle Vermogensverwaltungs GmbH            Germany

Kendle International B.V.                   The Netherlands

U-Gene Clinical Research B.V.               The Netherlands

U-Gene Research Biotechnology B.V.          The Netherlands

Kendle International Holdings Limited       United Kingdom

Kendle Branches Limited                     United Kingdom

Kendle International Limited                United Kingdom

Kendle U.K. Limited                         United Kingdom

Kendle International SARL                   France

Kendle R&D Pty Limited                      Australia

Kendle R&D Unit Trust                       Australia

ACER/EXCEL INC.                             New Jersey

AAC Consulting Group, Inc.                  Maryland

Kendle Canada Inc.                          Canada

Kendle International CPU LLC                Ohio

Kendle International Holdings Pty Limited   Australia

Kendle Pty Limited                          Australia

Kendle Unit Trust                           Australia

Kendle International, S.A.de C.V.           Mexico

Kendle Servicios, S.A. de C.V.              Mexico